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                                                                   EXHIBIT 23.04


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement of Global Macro Trust on Form S-1 (Registration No. 333-67072) of our report dated May 15, 2002 relating to the financial statements of Millburn MCo Partners L.P. for the year ended December 31, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
December 13, 2002